EXHIBIT 10.8


                                        July 16, 1993



SMITH'S FOOD & DRUG CENTERS, INC.
P.O. Box 30550
Salt Lake City, Utah 84130

Attention:     Mr. Richard J. Osborne
               Assistant Treasurer

Gentlemen:

      Following our annual review of your file, we are pleased to confirm the committed line of credit which we extend in your favor per the following details:

COMMITMENT TOTAL:              USD 15,000,000 - Clean advances up
                         to 180 days evidenced by promissory notes.

INTEREST RATE:                      Our most competitive rates to
                         be    negotiated   at   the   time    of
                         utilization.

COMMITMENT FEE:                A  commitment fee of 1/4 of 1% per
                         annum on the unused portion, computed on a 360 day basis for the actual days elapsed, is payable calendar quarterly in arrears.

DURATION OF FACILITY:    Committed  for  a  period  of   eighteen
                         months  plus  one  day  to  include   an
                         "evergreen"  clause  for  the  automatic
                         renewal of same each six months, barring
                         notice of cancellation by yourselves  or
                         ourselves of the evergreen feature.  For
                         example,   and  retaining  the  previous
                         trigger  dates, the commitment currently
                         expires  on  October 31,  1994,  but  on
                         October   31,   1993,  the   expirations
                         extends to April 30, 1995 automatically.
                         Thereafter,  on  April  30,  1994,   the
                         expiry date automatically pushes out to October 31, 1995, and so on, so that at no time will there be less than one year and one day of availability (unless cancellation notice is given of the evergreen feature).

      Additionally we are pleased to advance to you an additional up to USD 5,000,000 for periods of up to 30 days, as you may from time to time have need, and with interest rates usually as described above. This $5MM availability is not a commitment and may be withdrawn by us at any time.

      Please indicate your acceptance of the terms and conditions of this letter by acknowledgement as indicated below, signed by an authorized officer, and returning to us the enclosed executed duplicate.

     We consider your existing promissory notes to continue to be
valid,   with  their  relevant  grids.   As  to  your   Corporate
Resolution to Borrow, unless you advise us otherwise, we consider to remain valid that which you provided as of 4 June 1992.

      This  letter  effectively supersedes  our  previous  Credit
Agreement Letter dated June 3, 1992, as acknowledged by you.

      It is indeed our pleasure to have served Smith's now for some twelve years, and we look forward to a continued mutually beneficial relationship.

                              Sincerely,

                              BANCA DI ROMA - San Francisco



                              RICHARD G. DIETZ
                              97271

The above terms and conditions
are hereby accepted.

SMITH'S FOOD & DRUG CENTERS, INC.



By:  ______________________________
     Its __________________________
          Dated ___________________